Exhibit (d)(1)(a)

AMENDMENT TO

JANUS DETROIT STREET TRUST

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

THIS AMENDMENT is made this 22nd day of January 2026, between JANUS DETROIT STREET TRUST, a Delaware statutory trust (the “Trust”), and JANUS HENDERSON INVESTORS US LLC, a Delaware limited liability company (the "Adviser"), regarding the funds listed in Appendix A (each, a “Fund” and together, the “Funds”).

WITNESSETH:

WHEREAS, the Adviser and the Trust, on behalf of the Funds, are parties to an Investment Advisory and Management Agreement dated May 30, 2017 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement as set forth in greater detail below;

WHEREAS, pursuant to Section 11 of the Agreement, the Agreement may be amended by the parties only if such amendment is approved by the Board, including a majority of the directors who are not interested persons of the Adviser, Distributor, or of the Trust and is in writing and signed by the parties to the Agreement; and

WHEREAS, Appendices A and B are hereby replaced with the attached Appendices A and B.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

1.                  The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement, contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

2.                  This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS HENDERSON INVESTORS US LLC

By: /s/ Berg Crawford
Berg Crawford
Chief Accounting Officer

JANUS DETROIT STREET TRUST

By: /s/ Jesper Nergaard
Jesper Nergaard
Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer

Appendix A

Janus Henderson AAA CLO ETF

Janus Henderson AA-A CLO ETF

Janus Henderson Asset-Backed Securities ETF

Janus Henderson B-BBB CLO ETF

Janus Henderson Corporate Bond ETF

Janus Henderson Emerging Markets Debt Hard Currency ETF

Janus Henderson Equity Linked High Income ETF

Janus Henderson Equity Linked Moderate Income ETF

Janus Henderson Global Artificial Intelligence ETF

Janus Henderson Income ETF

Janus Henderson Mid Cap Growth Alpha ETF

Janus Henderson Mortgage-Backed Securities ETF

Janus Henderson Securitized Income ETF

Janus Henderson Short Duration Income ETF

Janus Henderson Small Cap Growth Alpha ETF

Janus Henderson Small/Mid Cap Growth Alpha ETF

Janus Henderson Transformational Growth ETF

Janus Henderson U.S. Equity Enhanced Income ETF

Janus Henderson U.S. Real Estate ETF

Appendix B

Management Fee Rates

The Funds listed below will each be subject to the following Fee Schedule, effective May 1, 2020:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.30%
Next $500 million	0.25%
Over $1 billion	0.20%

Fund	Ticker
Janus Henderson Small Cap Growth Alpha ETF	JSML
Janus Henderson Small/Mid Cap Growth Alpha ETF	JSMD
Janus Henderson Short Duration Income ETF	VNLA
Janus Henderson Mortgage-Backed Securities ETF	JMBS

The Fund listed below will be subject to the following Fee Schedule, effective October 14, 2020:

Assets Under Management	Daily Net Assets (annual rate)
$0-$1 billion	0.25%
Over $1 billion	0.20%

Fund	Ticker
Janus Henderson AAA CLO ETF	JAAA

The Fund listed below will be subject to the following Fee Schedule, effective April 22, 2021:

Assets Under Management	Daily Net Assets (annual rate)
$0-$250 million	0.65%
Next $750 million	0.60%
Over $1 billion	0.50%

Fund	Ticker
Janus Henderson U.S. Real Estate ETF	JRE

The Fund listed below will be subject to the following Fee Schedule, effective July 22, 2021:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.35%
Over $500 million	0.30%

Fund	Ticker
Janus Henderson Corporate Bond ETF	JLQD

The Fund listed below will be subject to the following Fee Schedule, effective November 18, 2021:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.49%
Over $500 million	0.45%

Fund	Ticker
Janus Henderson B-BBB CLO ETF	JBBB

The Fund listed below will be subject to the following Fee Schedule, effective November 6, 2023:

Assets Under Management	Daily Net Assets (annual rate)
$0-$1 billion	0.49%
Next $2 billion	0.46%
Over $3 billion	0.43%

Fund	Ticker
Janus Henderson Securitized Income ETF	JSI

The Fund listed below will be subject to the following Fee Schedule, effective July 11, 2024:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.52%
Over $500 million	0.48%

Fund	Ticker
Janus Henderson Emerging Markets Debt Hard Currency ETF	JEMB

The Fund listed below will be subject to the following Fee Schedule, effective July 11, 2024:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.30%
Next $500 million	0.25%
Over $1 billion	0.20%

Fund	Ticker
Janus Henderson Mid Cap Growth Alpha ETF	JMID

The Fund listed below will be subject to the following Fee Schedule, effective October 24, 2024:

Assets Under Management	Daily Net Assets (annual rate)
$0-$1 billion	0.52%
Next $2 billion	0.50%
Over $3 billion	0.48%

Fund	Ticker
Janus Henderson Income ETF	JIII

The Fund listed below will be subject to the following Fee Schedule, effective October 24, 2024:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.57%
Next $500 million	0.55%
Over $1 billion	0.52%

Fund	Ticker
Janus Henderson Transformational Growth ETF	JXX

The Fund listed below will be subject to the following Fee Schedule, effective July 17, 2025:

Assets Under Management	Daily Net Assets (annual rate)
$0-$2 billion	0.33%
Next $3 billion	0.30%
Over $5 billion	0.27%

Fund	Ticker
Janus Henderson Asset-Backed Securities ETF	JABS

The Fund listed below will be subject to the following Fee Schedule, effective July 17, 2025:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.59%
Next $500 million	0.57%
Over $1 billion	0.54%

Fund	Ticker
Janus Henderson Global Artificial Intelligence ETF	JHAI

The Fund listed below will be subject to the following Fee Schedule, effective October 16, 2025:

Assets Under Management	Daily Net Assets (annual rate)
$0-$500 million	0.55%
Next $500 million	0.52%
Over $1 billion	0.49%

Fund	Ticker
Janus Henderson U.S. Equity Enhanced Income ETF	JUDO

The Fund listed below will be subject to the following Fee Schedule, effective October 16, 2025:

Assets Under Management	Daily Net Assets (annual rate)
$0-$1 billion	0.59%
Over $1 billion	0.55%

Fund	Ticker
Janus Henderson Equity Linked High Income ETF	JELH

The Fund listed below will be subject to the following Fee Schedule, effective October 16, 2025:

Assets Under Management	Daily Net Assets (annual rate)
$0-$1 billion	0.59%
Over $1 billion	0.55%

Fund	Ticker
Janus Henderson Equity Linked Moderate Income ETF	JELM

The Fund listed below will be subject to the following Fee Schedule, effective January 22, 2026:

Assets Under Management	Daily Net Assets (annual rate)
$0-$2 billion	0.29%
Next $3 billion	0.27%
Over $5 billion	0.25%

Fund	Ticker
Janus Henderson AA-A CLO ETF	JA